Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

ONA GUTHARTZ, FIRST WALL SECURITIES, INC., and ALAN GUTHARTZ AS CUSTODIAN FOR JASON GUTHARTZ,

Plaintiffs,

-against-

THOMAS GOLDRICK, JR., RICHARD W. MERZBACHER, DANIEL T. ROWE, FREDERICK C. BRAUN, III, KENNETH M. SCHERIFF, J. THOMAS E. CHRISTMAN, ARTHUR DULIK, JR., JOSEPH F. MUNSON, JEFFREY S. WILKS, JOHN F. PICCIANO, SUZANNE H. RUECK, KEVIN HENNESSY, PETER J. YOVINE, GERARD J. MCKEON, K. THOMAS LIAW, and ANDREW J. SIMONS,

Defendants,

-and-

STATE BANCORP, INC.,

Nominal Defendant.

Index No.: 12411/07 IAS Part 10 (Honorable Ira Warshawsky)

NOTICE OF PENDENCY AND SETTLEMENT OF
SHAREHOLDER DERIVATIVE ACTION

Official Court Notice

NOTICE TO: ALL PERSONS WHO CURRENTLY HOLD COMMON STOCK OF STATE BANCORP, INC.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.  IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW).

IF YOU HOLD COMMON STOCK OF STATE BANCORP, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice is to inform you of the “Final Approval Hearing” (defined as the hearing to determine whether the proposed settlement should be approved as fair, reasonable, and adequate, and whether the applications of Plaintiffs for the Attorneys’ fees and expenses should be approved) in the above-captioned action, which is scheduled to be held before Justice Ira B. Warshawsky on August 5, 2008, at 11:00 a.m., at the Supreme Court of the State of New York, Nassau County, 100 Supreme Court Drive,  Mineola, NY 11501 (the “Court”).  During the Final Approval Hearing, the Court will (a) determine whether to approve the Stipulation of Settlement (the “Stipulation”) and the settlement contained therein (the “Settlement”) as fair, reasonable, adequate, and in the best interests of State Bancorp, Inc. (“State Bancorp” or the “Company”), (b) determine whether final judgment should be entered dismissing the action captioned Guthartz, et al., v. Goldrick, et al., No. 12411/07, styled as a shareholder derivative action by Plaintiffs on behalf of State Bancorp (the “Action”) as to the “Released Parties” (defined as Thomas F. Goldrick, Jr., Richard W. Merzbacher, Daniel T. Rowe, Frederick C. Braun, III, Kenneth M. Scheriff, Thomas E. Christman, Arthur Dulik, Jr., Joseph F. Munson, Jeffrey S. Wilks, John F. Picciano, Suzanne H. Rueck, Kevin T. Hennessy, Peter J. Yovine, Gerard J. McKeon, K. Thomas Liaw, and Andrew J. Simons, State Bancorp, Gulf Insurance Company, and their respective affiliates, subsidiaries, predecessors, successors, heirs, assigns, attorneys, officers, directors and employees, whether or not such Released Parties were named, served with process or appeared in the Action) with prejudice as against Plaintiffs and the State Bancorp stockholders, releasing the “Released Claims” (defined as all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, injunctions, fees, expenses, costs, and issues, whether known or unknown, that have been, or could have been, asserted in the Action or in any other litigation or proceeding by or on behalf of Plaintiffs, State Bancorp, any stockholder of State Bancorp (whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity), and their respective affiliates, subsidiaries, predecessors, successors, heirs, assigns, attorneys, officers, directors and employees, or any person claiming or purporting to claim by, through or on behalf of any of the foregoing against the Released Parties, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, or omissions set forth in or otherwise related in any way to any of the Released Claims, provided however, that the Released Claims shall not include the right of the Plaintiffs or the Released Parties to enforce in the Court the terms of the Stipulation), and barring and enjoining prosecution of any and all Released Claims, and (c) consider other matters, including a request by Plaintiffs’ Counsel (defined as the law firms of Wolf Popper LLP and Wilkie & Wilkie) for attorneys’ fees and reimbursement of expenses.

If you are a stockholder of State Bancorp, this Notice will inform you of how you may enter your appearance in the Action, or object to the proposed Settlement and have your objection heard at the Final Approval Hearing.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT.  IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

I.	Background Of The Action

The Action is now pending in the Court.  Plaintiffs allege that Thomas F. Goldrick, Jr., Richard W. Merzbacher, Daniel T. Rowe, Frederick C. Braun, III, Kenneth M. Scheriff, Thomas E. Christman, Arthur Dulik, Jr., Joseph F. Munson, Jeffrey S. Wilks, John F. Picciano, Suzanne H. Rueck, Kevin T. Hennessy, Peter J. Yovine, Gerard J. McKeon, K. Thomas Liaw, and Andrew J. Simons (hereinafter, the “Individual Defendants”) breached their fiduciary duties to State Bancorp, thereby damaging the Company, and that certain of the Individual Defendants committed corporate waste by granting generous bonuses and retirement packages to certain of the Individual Defendants.  The Complaint in the Action was filed on July 17, 2007.

On July 24, 2007, in response to the Action, State Bancorp appointed a new director to its Board of Directors (the “Board”): Nicos Katsoulis.  Additionally, that same day, State Bancorp’s Board established a “Special Litigation Committee,” which consisted of this new director and the present Chief Executive Officer of State Bancorp (Thomas M. O’Brien), to examine the merits of the allegations made in the Action.

On August 30, 2007, State Bancorp’s Board elected a new director, John J. LaFalce, and appointed him as a member of the Special Litigation Committee.  The next day, Thomas O’Brien resigned from the Special Litigation Committee.

On or about September 6, 2007, State Bancorp and Thomas F. Goldrick, Jr., Richard W. Merzbacher, Daniel T. Rowe, Thomas E. Christman, Arthur Dulik, Jr., Joseph F. Munson, Jeffrey S. Wilks, John F. Picciano, Suzanne H. Rueck, K. Thomas Liaw, Gerard J. McKeon and Andrew J. Simons (collectively, the “Director Defendants”) sought an Order to Show Cause as a prelude to their making a motion to stay the proceedings in the Action pending resolution of the Special Litigation Committee’s investigation.  The Court granted the Order to Show Cause and subsequently granted a partial stay of the Action on September 27, 2007, allowing limited discovery.

The Court subsequently granted the Individual Defendants leave to file motions to dismiss on Statute of Limitations grounds on September 27, 2007, notwithstanding the partial stay of the Action.  Defendant Thomas F. Goldrick, Jr. (“Goldrick”) filed a motion to dismiss the first cause of action in the Complaint on or about November 16, 2007, arguing that it was time-barred by the applicable Statute of Limitations.  On or about November 29, 2007, defendant Richard W. Merzbacher (“Merzbacher”), and on or about November 30, 2007, defendants Daniel T. Rowe (“Rowe”), Kenneth M. Scheriff (“Scheriff”), Thomas E. Christman (“Christman”), Arthur Dulik, Jr. (“Dulik”), Joseph F. Munson (“Munson”), Jeffrey S. Wilks (“Wilks”), John F. Picciano (“Picciano”), Suzanne H. Rueck (“Rueck”), Kevin T. Hennessy (“Hennessy”), Gerard J. McKeon (“McKeon”), K. Thomas Liaw (“Liaw”), and Andrew J. Simons (“Simons”) filed motions to dismiss on the same grounds as Goldrick.  On or about December 17, 2007, defendant Frederick C. Braun, III (“Braun”) filed his motion to dismiss on substantially the same grounds.  Defendant Rowe, in addition to filing a motion to dismiss, also moved for partial summary judgment as to the first cause of action.  The motions to dismiss and for partial summary judgment filed by the aforementioned defendants are collectively referred to as the “Motions.” The Motions were fully briefed, submitted, and an oral argument was held on the Motions on February 7, 2008.  On April 3, 2008, the Court issued an Order denying the Motions in all respects except as to the issue of service of process upon Mr. Braun, which was subsequently resolved by stipulation between Plaintiffs and Mr. Braun.

Shortly thereafter, defendants Goldrick, Merzbacher, Braun, Christman, Dulik, Munson, Wilks, Picciano, Rueck, Hennessy, McKeon, Liaw, and Simons filed Notices of Appeal to the Appellate Division of the Second Department.  Additionally, all Defendants (defined as the Individual Defendants and nominal defendant State Bancorp), except Messrs. Braun, Wilks and

Scheriff (whose Answers are not due unless the Court does not approve the Stipulation), have now served Answers denying wrongdoing in all respects.

The Court also permitted Mr. Wilks to move to dismiss the Complaint based upon Plaintiffs’ alleged failure to make demand on the Company’s Board of Directors to initiate the action.  The filing of the motion, however, has been postponed based upon the stay issued by the Court and by stipulation between Mr. Wilks and Plaintiffs.

Certain Defendants have answered the Complaint, denying the material allegations of the Complaint and asserting various affirmative defenses, as follows: Mr. Rowe served his Answer on October 17, 2007; State Bancorp served its Answer on November 2, 2007; Messrs. Liaw and Christman served their Answers on November 5, 2007; Mr. Hennessy served his Answer on November 7, 2007; Messrs. McKeon, Simons and Munson and Ms. Rueck served their Answers on November 20, 2007; Mr. Dulik served his Answer on November 21, 2007; Mr. Picciano served his Answer on December 4, 2007; Mr. Yovine served his Answer on January 16, 2008; Mr. Merzbacher served his Answer on April 28, 2008; Mr. Goldrick served his Answer on April 28, 2008.  In the interest of judicial economy, Messrs. Braun, Wilks and Scheriff’s time to serve their Answers has been extended upon agreement with Plaintiffs pending Court approval of the Stipulation.

In the period October 15, 2007 to March 3, 2008, the Defendants produced to Plaintiffs’ Counsel over 200,000 pages of documents, which they also produced to the Special Litigation Committee for its investigation.  Plaintiffs’ Counsel has reviewed that document production.

II.	Reasons For The Settlement

Plaintiffs, through their counsel, have completed a substantial investigation of the claims and allegations asserted in the Action, as well as the underlying events and transactions relevant to the Action.  Plaintiffs’ Counsel, having made a thorough investigation of the facts, have negotiated a settlement which they believe is fair, reasonable, adequate, and in the best interests of State Bancorp.

All Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action.  The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing, fault, liability or damage to Plaintiffs or State Bancorp, deny  that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they acted improperly in any way, including, but not limited to, expressly denying they violated their fiduciary duty to the Company in any way, and believe that they acted properly and in full compliance with their fiduciary duties at all times, believe that they did not commit corporate waste, and believe that the Action has no merit.  Nonetheless, Defendants have concluded that further litigation of the Action would be protracted and expensive, and that it is desirable to fully and finally settle the Action on the terms and consideration stated in the Stipulation in order to eliminate the burden and expense of further litigation and to put the litigation to rest finally and forever, without in any way admitting or acknowledging any wrongdoing, fault, liability or damage.  The Settlement does not constitute an admission of wrongdoing or liability and does not constitute an admission that the Individual Defendants were acting at all relevant times in anything other than good faith, for a purpose which they reasonably believed to be in the best interests of the Company.

Plaintiffs recognized the uncertainty and the risk of the outcome of any litigation, especially complex litigation such as this, and the difficulties and risks inherent in the trial of such an action.  Plaintiffs desire to settle the claims of State Bancorp against Defendants on the terms and conditions described herein which provide substantial benefits to the Company.  Plaintiffs and Defendants deem the Settlement to be fair, reasonable, and adequate to, and in the best interests of State Bancorp.  All of the parties have now agreed to settle all aspects of the Action, as set forth in the Stipulation, dated June 12, 2008 (the “Execution Date”), subject to approval of the Court.

THE COURT HAS NOT DETERMINED THE MERITS OF THE DERIVATIVE CLAIMS OR THE DEFENSES THERETO.  THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WERE NOT SETTLED.

III.	Terms Of The Settlement

In full and complete settlement of the claims that have or could have been asserted in the Action, and subject to Court approval of the terms and conditions of the Stipulation, Defendants have agreed to the following:

1. Corporate Governance Provisions

The Company will implement the following Corporate Governance Provisions within 30 days after the Effective Date of this Settlement:

a. In uncontested elections, an individual must be elected or re-elected to the Company’s Board by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote.  Each incumbent Board member standing for election who does not receive a sufficient number of votes under this new provision must promptly tender his or her resignation as a Board member.
b. Periodic Committee Chair rotations: no Board member may serve as chair of the same committee of the Board, other than the audit committee, for more than 3 consecutive years.
c. Amendment of the Bylaws of the Company to provide that Board members who are employees of the Company and State Bank of Long Island (“SBLI”) and then cease their employment will cease to be Board members at the next Annual Meeting of the Company, subject to earlier resignation or removal, whether or not their term is expiring, to strengthen corporate governance guidelines of the Company.
d. The Company will adopt written stock ownership guidelines under which Board Members are required to beneficially own no fewer than 5,000 shares of the Company’s common stock, exclusive of any unexercised option grants and unvested restricted stock grants.  Future Board members shall have no more than forty-eight (48) months from the date they become a Board member, and those current Board members who do not currently meet this standard will have no more than forty-eight (48) months from the Execution Date to acquire the requisite number of shares.
e. No Independent Director (see definition below) (a) may serve on the board of directors of a common for-profit, publicly traded company with any other Board member; and (b) may have a common for-profit employer with any other Board member.
f. The Bylaws of the Company will be amended to require at least two-thirds of the Board members to be non-management and non-former management (as defined herein, for purposes of this Settlement only, “Independent Directors”).

(1)
The Independent Directors of the Company’s Board shall continue to meet at least twice a year without any management director present, to recommend any action as the Independent Directors shall deem advisable consistent with the powers of the full Board.

(2)	The Independent Directors shall have reasonable access to any and all senior management of State Bancorp at the reasonable good faith discretion of the Independent Directors.
(3)	The above provisions shall stay in place for at least 3 years.

g. With the exception of contracts currently in effect at State Bancorp or SBLI as of the Execution Date (“existing contracts”), no severance shall be paid to any executive upon the occurrence of any change of control (a "change of control" shall mean:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1) the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this section III(1)(g); or

(2) Individuals who, as of the relevant date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.)

in which such executive retains an executive position at State Bancorp, its subsidiaries, affiliates, or successors in interest following such change of control (provided that this provision shall not preclude State Bancorp from entering into short-term (one year or less) consulting arrangements with former executives for the purposes of effecting a transition with regard to the position vacated by the executive receiving severance).

h. Overdraft reports will be submitted to the Audit Committee of the Board listing overdrafts of any customer in excess of $50,000 outstanding for more than 5 days.

2. Restructuring of the Board

One defendant director did not run for re-election to the Board, instead allowing his term as a Board member to expire prior to the Company’s annual meeting on April 29, 2008, and two other defendants have resigned their positions as directors subsequent to the initiation of this lawsuit.  In addition, another two defendant directors will resign from, retire and/or not seek reelection to the Board within the next two years, one in 2009 and the second in 2010, and neither will seek re-election thereafter.  As each such position is so vacated, the Board shall adopt a resolution to reduce the number of the members of the Board to reflect such vacatur, so that as a result of the foregoing departure of five directors, the number of directors shall be reduced ultimately to ten.  Plaintiffs contend that the above-mentioned five changes in Board composition each have resulted, at least in part, from the prosecution and/or the Settlement of the Action.

3. Cash Payments

Gulf Insurance will pay $1.2 million to the Company within 5 business days of Final Court Approval (defined as the date the Court enters an Order approving the Settlement in accordance with the Stipulation and dismissing the Action, and such Order becomes final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise).  In addition, Gulf Insurance will pay an additional $575,000 to the Company to cover legal and other costs pursuant to its policy, for a total of $1,775,000.

IV.	The Final Approval Hearing

On August 5, 2008, before Justice Ira B. Warshawsky, at 11:00 a.m., in the Supreme Court  of The State of New York, County of Nassau, 100 Supreme Court Drive, Mineola, New York 11501, the Final Approval Hearing will be held during which the Court will (a) determine whether to approve the Settlement as fair, reasonable and adequate and in the best interests of State Bancorp; (b) determine whether final judgment should be entered dismissing the Action as to the Released Parties with prejudice as against Plaintiffs and stockholders of State Bancorp, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims (all as provided in the Stipulation); and (c) consider other matters, including a request by Plaintiffs’ Counsel for attorneys’ fees and reimbursement of expenses.

The Court has reserved the right to adjourn the Final Approval Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Final Approval Hearing or any adjournment thereof.

The Court has also reserved the right to approve the Settlement at or after the Final Approval Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the State Bancorp stockholders.

V.	The Right To Object

Any State Bancorp stockholder may file a written objection to the Settlement and/or the application for attorneys’ fees and expenses with the Court.  Any such objection must be filed with the Clerk of the Court, and served on Plaintiffs’ Counsel and State Bancorp’s Counsel (defined as the law firm of Thacher Proffitt & Wood LLP), at the following respective addresses, at least fourteen (14) days before the Final Approval Hearing.  Any objection to the Settlement must identify: (a) the objector’s name, address, and telephone number or email address; (b) the number of shares of State Bancorp common stock the objector owns; (c) a statement setting forth with specificity the objection to any matter before the Court; and (d) all documents and/or writings the Court shall be asked to consider.  The objection shall be sent to:

THE COURT	PLAINTIFFS’ COUNSEL	STATE BANCORP’S COUNSEL
SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NASSAU Clerk of Court 100 Supreme Court Drive Mineola, NY 11501	WOLF POPPER LLP Chet B. Waldman, Esq. 845 Third Avenue New York, NY 10022 Phone: (212) 759-4600 Fax: (212) 486-2093	THACHER PROFFITT & WOOD LLP Kenneth E. Lee, Esq. Two World Financial Center New York, NY 10281 (212) 912-7400

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the State Bancorp stockholders by Plaintiffs and their counsel, any award of attorneys’ fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above.  Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.  If you do not oppose the proposed Settlement or the application for attorneys’ fees and expenses, you need not do anything.

VI.	The Final Order And Judgment

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of State Bancorp, the parties will ask the Court to enter a Final Judgment and Order, which will, among other things:

1. Approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of State Bancorp;
2. Authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation and enforcement of the Settlement provided herein;
3. Determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice;
4. Dismiss the Action with prejudice in accordance with the terms of the Stipulation, and grant the releases described more fully below in accordance with the terms and conditions of the Stipulation, and approve of indemnity for Individual Defendants;
5. Permanently bar and enjoin Plaintiffs and all State Bancorp stockholders from instituting, instigating, commencing, prosecuting, or in any way assisting, aiding or participating in the commencement or prosecution of any action, proceeding or claim of any type whatsoever which relates in any way to any of the Released Claims, either directly, indirectly, representatively, derivatively or in any other capacity  against any of the Released Parties (as hereinafter defined); and

6. Award attorneys’ fees and expenses to Plaintiffs’ Counsel as set forth below.

VII.	Mutual Releases

The Stipulation provides that, subject to Court approval of the Settlement, and in consideration for the benefits provided by the Settlement, the Action shall be dismissed with prejudice without fees or costs, except as expressly provided in the Stipulation, and claims released, as follows: all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, injunctions, fees, expenses, costs, and issues, whether known or unknown, that have been, or could have been, asserted in the Action or in any other litigation or proceeding by or on behalf of Plaintiffs, State Bancorp, any stockholder of State Bancorp (whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity), and their respective affiliates, subsidiaries, predecessors, successors, heirs, assigns, attorneys, officers, directors and employees, or any person claiming or purporting to claim by, through or on behalf of any of the foregoing against the Released Persons, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, or omissions set forth in or otherwise related in any way to any of the Released Claims, provided however, that the Released Claims shall not include the right of the Plaintiffs or the Released Persons to enforce in the Court the terms of this Stipulation.  As defined in the Stipulation, “Released Persons”, “Released Parties” or “Releasees” means the Individual Defendants, State Bancorp, Gulf Insurance Company, and their respective affiliates, subsidiaries, predecessors, successors, heirs, assigns, officers, directors and employees, whether or not any such Released Persons, Released Parties or Releasees were named, served with process or appeared in the Action.

Additionally, as provided in the Stipulation, subject to the Court’s approval of the Settlement,

the Released Persons, together with their legal representatives, agents, heirs, predecessors, successors in interest, transferees, affiliates, parents, subsidiaries, directors, officers, attorneys and assigns, shall be deemed to have and by operation of the Final Order shall have, fully, finally, and forever released, relinquished, and discharged all claims arising out of the instituting, prosecution, settlement, or resolution of the Action against Plaintiffs, Plaintiffs’ Counsel and State Bancorp stockholders, provided however, that nothing herein shall limit or restrict the Individual Defendants’ rights to indemnification and payment of all costs and legal expenses related to their defense of this Action (“Defense Legal Costs”).  The Released Persons shall retain the right to enforce in the Court the terms of the Stipulation.  The Company shall indemnify the Individual Defendants for their Defense  Legal Costs concerning this Action, which has been approved by Independent Counsel, as shown in Exhibit D of the Stipulation.  The parties have agreed that the Stipulation shall constitute an application for approval of the Court for indemnification.

VIII.	Application For Attorneys’ Fees and Expenses

At or before the Final Approval Hearing, Plaintiffs’ Counsel will apply to the Court for an award of attorneys’ fees in an amount no greater than $1 million and reimbursement of out-of-pocket expenses in a sum no greater than $30,000 (the “Fee and Expense Award”).  The signatories to the Stipulation have agreed not to oppose such application.  The Fee and Expense Award, as determined by the Court, shall be paid by the Company to Plaintiffs’ Counsel as provided in the Stipulation.

IX.	Notice To Persons Or Entities That Held Ownership On Behalf Of Others

Brokerage firms, banks and/or other persons or entities who currently hold shares of the common stock of State Bancorp for the benefit of others are directed to promptly send this Notice to all of their respective beneficial owners.  If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be sent to the attention of Kenneth E.

Lee, Esq., at Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281.

X.	Scope Of This Notice And The Examination Of Papers

This notice is not all-inclusive.  The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive.  For the full details of the Action, claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, stockholders of State Bancorp are referred to the Court files in the Action.  You may inspect the complete Stipulation, the Complaint, and other papers filed in the Action at the office of the Clerk of the Supreme Court of the State of New York, County of Nassau, 100 Supreme Court Drive, Mineola, New York 11501, during its regular hours of operation.

XI.	Additional Information

DO NOT CONTACT THE COURT CONCERNING THIS NOTICE OR THE ACTION.  If you have questions, you may contact the attorneys listed below about this Notice of the Action:

WOLF POPPER LLP Attention: Chet B. Waldman, Esq. 845 Third Avenue New York, NY 10022 Phone: (212) 759-4600	THACHER PROFFITT & WOOD LLP Attention: Kenneth E. Lee, Esq. Two World Financial Center New York, NY 10281 Phone: (212) 912-7400

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: June 20, 2008

BY ORDER OF THE COURT

SUPREME COURT OF THE
STATE OF NEW YORK
NASSAU COUNTY